UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

 Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 13, 2010

INTERNATIONAL ISOTOPES INC.

(Exact Name of Registrant as Specified in Its Charter)

TEXAS	0-22923	74-2763837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4137 Commerce Circle Idaho Falls, Idaho	83401
(Address of Principal Executive Offices)	(Zip Code)

208-524-5300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On April 13, 2010, International Isotopes Fluorine Products, Inc. ("IIFP"), a wholly owned subsidiary of International Isotopes Inc. (the "Company"), entered into a De-Conversion Services Agreement (the "Agreement") with Louisiana Energy Services, LLC ("LES"), pursuant to which IIFP will provide depleted uranium de-conversion services for URENCO USA (formerly known as the National Enrichment Facility), a gas centrifuge uranium enrichment plant being constructed five miles east of Eunice, New Mexico in Lea County.  Pursuant to the Agreement, LES must provide certain minimum volumes of depleted material to IIFP for de-conversion.  IIFP will convert the depleted uranium and dispose of the uranium oxide resulting from the de-conversion process for a fee, plus the cost of disposal at the time the depleted uranium is accepted by IIFP.  IIFP will be responsible for all necessary transportation, security, emergency response and handling of the depleted uranium from LES's facility to IIFP's de-conversion facility, and will take title and assume liability with respect to such material upon such possession.  The initial term of the Agreement extends for a period sufficient to cover five years of de-conversion services once IIFP's planned uranium de-conversion facility is operational, based on operations starting no later than December 31, 2013.  The Agreement is conditioned, among other things, upon each party obtaining necessary third party and government approvals, LES obtaining the approval of the Nuclear Regulatory Commission to the amendment of a provision in LES's materials license that prohibits shipments of depleted uranium to de-conversion facilities employing anhydrous hydrofluoric acid in the de-conversion process, and IIFP meeting certain performance milestones in the construction and start-up of the planned facility.

In connection with the Agreement, the Company executed a Parent Guarantee (the "Guarantee") pursuant to which the Company guarantees to LES and its affiliates, successors and assigns the full and timely performance by IIFP of its obligations under the Agreement.

Item 7.01

Regulation FD Disclosure

The Company has issued a press release announcing the signing of the Agreement referred to in Item 1.01 above and has elected to furnish the press release as Exhibit 99.1 to this form 8-K.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

99.1

Press Release dated April 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Isotopes, Inc.

Date: April 19, 2010	By:/s/ Steve T. Laflin Steve T. Laflin President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description of Document

99.1	Press Release dated April 19, 2010